Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Gateway Financial Holdings, Inc.
Elizabeth City, North Carolina
We consent to the use of our reports dated March 14, 2007, with respect to the consolidated financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting included in the Gateway Financial Holdings, Inc. and subsidiary 2006 Annual Report on Form 10-K incorporated by reference herein.
/s/ Dixon Hughes PLLC
Dixon Hughes PLLC
Greenville, North Carolina
July 23, 2007

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